EXHIBIT 10.3

Schedule of Directors/Officers with Indemnification Agreement

Directors	Officers
Mark F. Albino	Susan Asch
James M. Dubin	Geraldine Glazer
David K. Evans	Robert Haines
J. Nicholas Filler	James Hockenberry
Derek Glanvill	Edwin B. Moran
Kevin R. Hoben	Dean W. Rivest
Bruce C. Klink	Timothy P. Scanlan
Stewart B. Reed	Matthew F. Unger